Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-177492 and No. 333-170591) and S-8 (No. 333-187355, No. 333-180046, No. 333-174283, No. 333-167360 and No. 333-162785) of Cowen Group, Inc. of our report dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
March 3, 2014